EXECUTION COPY


                           HSC TERMINATION AGREEMENT dated as of August 1, 1995, among THE HARTFORD STEAM COMPANY, a Connecticut corporation ("HSC"), CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation ("Connecticut Natural Gas"), ENERGY NETWORKS, INC. (formerly known as Affiliated Resources Corporation), a Connecticut corporation ("ENI"), and HARTFORD COGENERATION LIMITED PARTNERSHIP (formerly known as O'Brien (Hartford) Cogeneration Limited Partnership), a Delaware limited partnership ("Partnership").


               In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                     ARTICLE I

                                    Definitions
                                   ------------

               Unless the context otherwise requires, terms used herein have the meanings assigned to them in the Release (defined below) except that the following terms used herein have the following meanings (each agreement referred to below meaning such agreement as amended, modified and supplemented from time to time):

               "ESCROW AGREEMENT" means the escrow agreement to be entered into by Partnership pursuant to the Letter of Intent.

               "LM GAS TURBINES" means the items described in Schedule 1 attached hereto.

               "PROCEEDS ACCOUNT" means that account established at Sumitomo pursuant to the Proceeds Cash Collateral Agreement to be dated the Closing Date among Partnership, HSC and Sumitomo.

               "RELEASE" means a Mutual Release substantially in the form attached hereto as Exhibit A, as such Mutual Release may be modified prior to execution thereof in a manner not materially adverse to the parties hereto, it being understood that the addition of parties to the Mutual Release is not a materially adverse modification.

               "RELEVANT DOCUMENTS" means the Steam Supply Agreement, the Facility Operating Agreement, the Site Lease Agreement, the Subordination and Contingency Agreement and the Subordination and Non-Disturbance Agreement.

               "REMOVAL CONTRACT" means the removal contract to be entered into by Partnership pursuant to the Letter of Intent.

               "TERMINATION" means the termination pursuant to this Agreement of (i) each of the Relevant Documents and all rights and obligations of each of the parties thereunder (whether monetary or otherwise), including, without limitation, all rights and obligations of each of the parties thereunder that are stated in such documents to survive termination and
   (ii) all mortgages, liens, pledges and other security interests created by Partnership pursuant to or in connection with, the Relevant Documents.


               "TERMINATION DOCUMENTS" means this Agreement, the Release, the Note, the Mortgage, the Bill of Sale, the Quitclaim Deeds and the Assignment Agreement.

               "TRANSFER DATE" means the later of September 30, 1995 and the first business day following the thirteenth day after disconnection of the LM Gas Turbines and the switch over to HSC's existing boilers.

               "VALUE OF KEROSENE" means $0.57085 per gallon times the number of gallons of kerosene to be transferred by Partnership to HSC on the Closing Date.


                                    ARTICLE II

                                      Closing
                                      -------

               SECTION 2.01. TRANSACTIONS EFFECTED AT CLOSING. The parties hereto agree that on the Closing Date the following transactions shall occur and take effect (the "Closing"):

               (a) Termination;

               (b) payment by Partnership to HSC of $4.5 million or such larger amount as Partnership may determine;

               (c) delivery by Partnership to HSC of a note substantially in the form attached hereto as Exhibit B (the "Note"), in a principal amount equal to the difference between (i) $9.35 million and (ii) the Value of Kerosene plus the amount paid pursuant to paragraph (b) above;

               (d) execution and delivery by the parties hereto of the Release;

               (e) execution and delivery by Partnership of the Mortgage and Security Agreement (the "Mortgage") substantially in the form attached hereto as Exhibit C;

               (f) execution and delivery by Partnership of a letter of intent substantially in the form attached hereto as Exhibit D and (the "Letter of Intent");

               (g) execution and delivery of a Conditional Assignment of Contract and Escrow Agreement substantially in the form of Exhibit E, attached hereto;

               (h) delivery of releases and termination statements for the encumbrances listed on Schedule 2 attached hereto, and a termination of the Site Lease, all in form and substance satisfactory to HSC; and

               (i) the determination and settling of all existing accounts between Partnership on the one hand and HSC, ENI and CNG on the other.

               SECTION 2.02. DETERMINATION AND NOTICE OF CLOSING DATE. Partnership shall deliver to each of the other parties hereto written notice setting forth the date (the "Closing Date") on which the transactions in Section 2.01 shall occur, which date shall be (i) a date on which all of the conditions precedent set forth in Section 2.03 shall have been satisfied or waived and (ii) not less than 3 days after the date of


   such notice. Partnership may from time to time postpone the Closing Date, but not to a date later than September 30, 1995.

               SECTION 2.03. CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE CLOSING DATE. The occurrence of the Closing on the Closing Date shall be subject to the satisfaction of the following conditions precedent (except to the extent waived by the benefitted party or parties):

               (a) TERMINATION. The transactions contemplated by the Termination and Release Agreement shall be consummated simultaneously with the Closing.

               (b) CONSENTS AND APPROVALS. All governmental approvals, including that of the bankruptcy court overseeing the bankruptcy of OEE, required to be taken, given or obtained by or from any governmental authority and all consents, permits and licenses of Persons (including any trustee or holder of any indebtedness or obligation of a party hereto) required to be taken, given or obtained, in each case with respect to the consummation of the transactions contemplated by this Agreement, that are necessary or, in the opinion of counsel to a party hereto, advisable in connection with the consummation of the transactions contemplated hereby, shall have been taken, given or obtained and shall be in full force and effect on the Closing Date and shall not be subject to any pending proceedings or appeals, administrative, judicial or otherwise, and, unless all parties with a right of appeal have waived such right, the times for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, it shall have been dismissed).

               (c) RELEASE. Prior to or simultaneously with the Closing, each other party to the Release (except for those parties that any party hereto deems unnecessary, as conclusively evidenced by such party's execution and delivery of the Release) shall have executed and delivered, or is executing and delivering, the Release.

               (d) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made herein shall be true and correct on and as of the Closing Date.

               (e) TERMINATION OF AGREEMENTS. All agreements and other arrangements with any Person relating to the Project shall have been terminated or settled to the satisfaction of Partnership, or Partnership shall have received on the Closing Date assurances satisfactory to it that such agreements and arrangements shall be terminated or settled.


                                    ARTICLE III

                              Post-Closing Transfers
                              -----------------------

               SECTION 3.01. TRANSFER OF EQUIPMENT. On the Transfer Date, Partnership will execute and deliver to HSC a bill of sale (the "Bill of Sale"), substantially in the form attached hereto as Exhibit F and quitclaim deeds (the "Quitclaim Deeds") substantially in the forms attached hereto as Exhibits G and H.

               SECTION 3.02.  TRANSFER OF AIR PERMITS.  Partnership agrees to execute a consent order substantially in the form attached hereto as
   Exhibit I (the "Consent Order") at the Closing or as soon thereafter as the
   Consent Order is approved by the Commissioner of the Connecticut Department


   of Environmental Protection. Partnership will transfer to HSC no later than the Transfer Date, to the extent permissible by applicable law, all rights to the Partnership's existing air permits and, upon execution of the Consent Order, will assign to HSC all of Partnership's rights to certain emission reduction credits of nitrogen oxides as required by the Consent Order and described in the Agreement for the Transfer of Emission Reduction Credits of Nitrogen Oxides.


                                    ARTICLE IV

                      Obligations of Connecticut Natural Gas,
                      ---------------------------------------
                  ENI, HSC and Partnership After the Closing Date
                  -----------------------------------------------

               SECTION 4.01. PROVISION OF STEAM. (a) After the Closing Date through the Transfer Date, Partnership, using ENI employees, shall turn off the Facility's LM Gas Turbines and shall turn on and operate all five (5) of the HSC boilers described in the Relevant Documents in order to supply steam to HSC as if the Steam Supply Agreement were still in effect. Partnership shall satisfy its maintenance obligations with respect to such boilers as set forth in the Steam Supply Agreement. Seitel Gas and Energy Corp. has been nominated by Partnership to provide gas for all of the Project requirements related to the production of steam for HSC until the Transfer Date, and Partnership shall pay for such gas. Partnership will utilize Connecticut Natural Gas for the transportation of gas at the interruptible transportation rate.

               (b) Partnership shall cause Operator, within fifteen (15) days after the Closing Date, using ENI employees, to secure the Project by closing all valves, bleeding all lines, and otherwise making the Facility safe for dismantling and transportation.

               (c) Partnership shall remove, or cause to be removed, the LM Gas Turbines from the Demised Premises (as defined in the Mortgage) and shall inform HSC of the location of such LM Gas Turbines.

               (d) During demobilization, the designated spokesperson for ENI, HSC and Connecticut Natural Gas shall be Donald Ludington, and the designated spokesperson for the Partnership shall be A. Ketheech Aran. Prior to commencement of demobilization, Partnership shall cause each contractor performing work thereon to designate a spokesperson to Partnership and ENI.

               (e) Prior to commencement of demobilization, Partnership shall cause Operator to inform ENI of the number and names of ENI employees needed to assist in the demobilization and the anticipated periods of time during which their assistance will be required. Partnership shall reimburse ENI for all costs incurred by ENI as to such employees for the time during which they are assisting with the demobilization and during which they are operating the HSC boilers for the account of Partnership. Such reimbursement shall be calculated on the same basis as it was under the Relevant Documents before such documents were terminated.

               SECTION 4.02. OPERATING EXPENSES. Until the Transfer Date, Partnership shall reimburse HSC for the reasonable cost of ordinary electricity use by Partnership in connection with the operation of the boilers and shall continue to pay to HSC, ENI and Connecticut Natural Gas their respective charges for use of employees, fuel, river water, etc. as


   provided in the Steam Supply Agreement, and HSC shall continue to pay Partnership for the steam described in Section 4.01(a) as provided in the Steam Supply Agreement; provided, however, that Partnership hereby directs HSC to transmit to ENI and Connecticut Natural Gas any sums due ENI or Connecticut Natural Gas for the account of Partnership; to setoff any amounts due to HSC from Partnership against payments due from HSC to Partnership; and to pay to Partnership only such amounts as remain after such directed payments and setoffs. If the amount of such directed payments and setoffs are less than the amounts owed by Partnership to HSC, ENI or Connecticut Natural Gas, Partnership shall pay such amounts within ten (10) days after a written invoice therefor. If the amount of such directed payments and setoffs are less than the amounts owed to Partnership by HSC, HSC shall pay such amounts within ten (10) days after a written invoice therefor.

               SECTION 4.03. PROPERTY TAXES. (a) Partnership will pay all personal property taxes to the City of Hartford for all periods before and after the Closing with respect to all personal property retained by Partnership and not transferred to HSC pursuant to the Bill of Sale and the Quitclaim Deeds, and HSC will have no responsibility for any such taxes.

               (b) Partnership will pay personal property taxes to the City of Hartford with respect to the property transferred to HSC or ENI pursuant to the Bill of Sale and the Quitclaim Deeds for all periods through June 30, 1995, and thereafter property taxes to the City of Hartford on such property shall be adjusted after the Closing, but as of the Closing Date, between Partnership and HSC in the manner customary for the adjustment of real property taxes in the City of Hartford. The parties agree that for purposes of such adjustment, the value to be used in respect of such personal property transferred to HSC or ENI pursuant to the Bill of Sale and the Quitclaim Deeds will be calculated based on good faith estimates of values of personal property transferred to HSC.

               (c) Partnership shall remain responsible for all real property taxes to the City of Hartford for which it is currently responsible for all periods through June 30, 1995, and thereafter property taxes to the City of Hartford with respect to such real property shall be adjusted at the Closing as of the Closing Date between Partnership and HSC in the manner customary for the adjustment of real property taxes in the City of Hartford.

               SECTION 4.04. ACCESS TO SITE. (a) ENI, HSC and Connecticut Natural Gas agrees to provide to Partnership and its agents, for no additional consideration:

               (i) rights of access to the Demised Premises (as defined in the Site Lease Agreement) and easements described in the Site Lease Agreement;

               (ii) rights to access for the purpose of performing work required by the Removal Contract; and rights to service boilers as provided in Paragraphs 1 and 2 of a license agreement from HSC to Partnership dated as of March 1, 1989, but no other rights as to construction or as to tanks;


               (iii) rights to ingress and egress to the extent required by the Removal Contract (but no other rights as to construction) pursuant to a license agreement from Connecticut Natural Gas to Partnership dated as of March 1, 1989; and

               (iv)  use of an area for temporary "laydown" purposes (but not


   storage) adjacent to and extending 25 feet north of the existing structure occupied by HSC and ENI in which the cogeneration facility is located, and ENI will cooperate with the Partnership's removal contractor to seek to locate additional laydown areas for use by the contractor.

               (b) In connection with the rights specified in paragraph (a) above, Partnership agrees that:

               (i) the exercise of such rights shall be performed in a manner which will not obstruct access by ENI, HSC or Connecticut Natural Gas, as the case may be, to the relevant property or its property adjacent or contiguous to such property and in a manner which will cause the least practicable interference with such party's operations on such property or such adjacent or contiguous property;

               (ii) during the term of this Agreement and until completion of the removal and restoration activities provided for in Section 7.04 hereof, it shall keep in force and effect a public liability and property damage insurance with respect to its entry upon and conduct upon the Demised Premises insuring ENI, HSC or Connecticut Natural Gas, as the case may be, against liability to the same extent and in the manner set forth in Section 9 of the Site Lease Agreement; and

               (iii) it agrees to indemnify and save ENI, HSC and Connecticut Natural Gas harmless from and against all liability or expense on account of any accident or injury to ENI, HSC and Connecticut Natural Gas or any other person or the property of ENI, HSC or Connecticut Natural Gas, as the case may be, or any other person as a result of or arising from entry into or activities upon the Demised Premises or the above access and laydown areas by the Partnership, its contractors, subcontractors, and its or their servants, agents, representatives or invitees and to repair any and all damage to property of ENI, HSC or Connecticut Natural Gas, as the case may be, caused by Partnership or resulting from or arising out of such entry.

               SECTION 4.05. CERTAIN REMITTANCES. Partnership agrees that within two business days of the Escrow Release Date (as defined in the Sumitomo Partial Release), it will remit to HSC HSC's pro rata portion of interest, if any, earned on the funds deposited in the Proceeds Account plus any default interest owed by Partnership under the Note. HSC agrees that within two business days of the Escrow Release Date it will remit to Partnership any portion of the original principal amount of the Note that has been prepaid as of the Escrow Release Date.


                                     ARTICLE V

                          Representations and Warranties
                          ------------------------------

               Each of the parties hereto represents and warrants on and as of the Closing Date and the Transfer Date that:

               SECTION 5.01. AUTHORIZATION; NO CONFLICT. It has duly authorized by all necessary action the execution, delivery and performance of each of the Termination Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with any of the terms and provisions thereof (i) except for such approvals or consents as may have been obtained, does or will require any approval of its stockholders or partners or any approval or consent, permit or license of any person


   (including any trustee or holder of any of its indebtedness or obligations), (ii) does or will contravene any existing governmental rule of any governmental authority applicable to or binding on it or any of its properties or (iii) does or will require any governmental approval or other consents or approvals (except such as have been duly obtained, made or taken and except as expressly contemplated hereby).

               SECTION 5.02. ENFORCEABILITY. This Agreement and each other Termination Document executed or to be executed by it constitutes, or upon execution and delivery will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

               Partnership represents and warrants as of the Closing Date that:

               SECTION 5.03. ACCESS TO KEROSENE. 170,304 gallons of the kerosene conveyed to HSC at Closing are located at an oil terminal operated by The Newfield Realty Corporation (a.k.a. Mortensen-Vinci Oil Company) in Hartford, Connecticut. Partnership represents that it has paid the purchase price for such kerosene in full; that it owns the kerosene free and clear of any liens or encumbrances of any nature except storage charges; that there is no written agreement as to storage of such kerosene; that storage charges have been paid through August 31, 1995; and that storage charges currently are $0.01 per gallon per month as invoiced based on the first day of such month and will be adjusted as of the Closing Date.


                                    ARTICLE VI

                 Covenants of HSC, ENI and Connecticut Natural Gas
                 -------------------------------------------------

               Each of HSC, ENI and Connecticut Natural Gas covenants and agrees that:

               SECTION 6.01. GOVERNMENTAL APPROVALS AND OTHER CONSENTS. It will use its best efforts, and will cause each of its Affiliates to use its best efforts, to obtain all governmental approvals and other consents necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement and the other Termination Documents.

               SECTION 6.02. NONINTERFERENCE. It will not, and will not permit any of its Affiliates to, interfere with, seek to reopen or otherwise put in jeopardy the final decision of the Connecticut Department of Public Utility Control dated June 30, 1995 issued in connection with the transactions specified in the Termination and Release Agreement, which order became non-appealable on August 15, 1995.

               SECTION 6.03. NO ACTION UNDER RELEVANT DOCUMENTS. (a) Until the termination of this Agreement, it will neither exercise any remedies available to it nor take or omit to take, directly or indirectly, any action under any Relevant Document relating to any defaults or events of default thereunder existing or alleged to be existing as of the date of this Agreement or occurring during the term of this Agreement.

               (b) In the event that the Closing Date shall not have occurred, it may, after the termination of this Agreement, exercise any remedies available to it under any Relevant Document in accordance with the terms, and relating to any events of default, thereunder (i) existing on or prior to the date of this Agreement or (ii) occurring during the term of


   this Agreement other than those (A) that have been waived and (B) arising out of acts or omissions occurring as a result of the implementation of this Agreement.

               SECTION 6.04. COOPERATION. It will cooperate with Partnership with respect to the removals described in Section 7.04, taking into account title transfers to HSC or ENI contemplated by the Bill of Sale and the Quitclaim Deeds and the associated impact removal would have on the Partnership property tax liability, and it will cooperate with ESI of Tennessee, its subcontractors, agents, successors, and assignees with respect to the performance of the Removal Contract.

               SECTION 6.05. INDEMNIFICATION. (a) It will indemnify and hold Partnership and its current and future partners harmless from and against all direct out-of-pocket costs or expenses incurred with respect to the Removal Contract or Partnership's obligations pursuant to Section 7.04 hereof (including, without limitation, additional expenses and costs required to complete Partnership's removal and demolition obligations) arising from any interruption or delay in the demolition and removal activities caused by strikes, picketing or other union-related activities by the employees of HSC, ENI or Connecticut Natural Gas.

               (b) It will indemnify and hold Partnership and its current and future partners harmless from and against one-half of all damages (up to a maximum of $1,000,000) incurred as a result of Partnership's inability to meet any deadline for the sale of any equipment contained in any Sale Contract if such failure was caused by strikes, picketing or other union-related activities by the employees of HSC, ENI or Connecticut Natural Gas (other than such activities triggered by unsafe conditions created by Partnership's demobilization contractor or subcontractors); provided, however, that if such strikes, picketing or other union-related activity lasts no longer than ten calendar days, neither HSC, ENI nor Connecticut Natural Gas will have any liability under this Section 6.05(b); and provided, further, that Partnership will use its reasonable commercial efforts to mitigate any damages described in this Section 6.05(b).

               SECTION 6.06. FILING OF TERMINATION STATEMENTS. HSC covenants and agrees that, upon Partnership's request, it will prepare, within 24 hours of such request, according to Partnership's instructions, all UCC-3 termination statements or other instruments of release necessary to reflect the release from the Mortgage of any collateral covered by the Mortgage that is sold or to be sold by Partnership in accordance with the terms of the Mortgage. It agrees to execute and file such termination statements or releases with the appropriate authority or authorities immediately upon receipt of confirmation from Sumitomo that the sales proceeds have been deposited into escrow. It further agrees to insure that appropriate officials will be available at Partnership's reasonable request to perform its obligations under this Section 6.06.


                                    ARTICLE VII

                             Covenants of Partnership
                             ------------------------

               Partnership covenants and agrees that:

               SECTION 7.01. GOVERNMENTAL APPROVALS AND OTHER CONSENTS. It will use its best efforts, and will cause each of its Affiliates to use its best efforts, to obtain all governmental approvals and other consents


   necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement and the other Termination Documents.

               SECTION 7.02. NO ACTION UNDER RELEVANT DOCUMENTS. (a) Until the termination of this Agreement, it will neither exercise any remedies available to it nor take or omit to take, directly or indirectly, any action under any Relevant Document relating to any defaults or events of default thereunder existing or alleged to be existing as of the date of this Agreement or occurring during the term of this Agreement.

               (b) In the event that the Closing Date shall not have occurred, it may, after the termination of this Agreement, exercise any remedies available to it under any Relevant Document in accordance with the terms, and relating to any events of default, thereunder (i) existing on or prior to the date of this Agreement or (ii) occurring during the term of this Agreement other than those (A) that have been waived and (B) arising out of acts or omissions occurring as a result of the implementation of this Agreement.

               SECTION 7.03. EXECUTION OF SALE CONTRACT. It will use reasonable commercial efforts to cause a contract ("Sale Contract") for the sale of the two LM 2500 Gas Turbines to be executed and delivered prior to Closing or as soon thereafter as practicable.

               SECTION 7.04. REMOVAL OF CERTAIN EQUIPMENT AND RESTORATION OF PREMISES. (a) Not later than March 31, 1996, Partnership will cause all equipment, piping, controls and appurtenances not covered by either the Bill of Sale or the Quitclaim Deeds to be removed and disposed of, except for any such equipment, piping, controls or appurtenances that HSC and Partnership shall in good faith and in writing agree need not be removed and except for improvements to real property. If the Partnership and HSC fail to mutually agree in good faith that a specific item of equipment, piping, control or appurtenance need not be removed, Partnership shall cause such item of equipment, piping, control or appurtenance to be removed.

               (b) Removal work performed by Partnership will be done in accordance with good engineering practices, including appropriate restoration work and will be performed in a manner so as not to materially interfere with the operations of HSC, ENI or Connecticut Natural Gas. Any remaining equipment, piping, controls or appurtenances will be left in a safe and unobtrusive condition and will be capped or terminated at existing valves at HSC's direction. Removal and disposal of the gas fuel supply equipment and water treatment and boiler treatment chemicals or other similar chemicals used by Operator will comply with applicable law relating to hazardous waste.

               (c) In order to effect the removal and restoration work described in this Section 7.04, the Partnership shall enter into an agreement with ESI, Inc. of Tennessee or other contractor satisfactory to HSC (hereinafter, "ESI") substantially in the form of Exhibit J hereto (the "Removal Contract"). HSC will be given a reasonable opportunity to review the Removal Contract before its execution. The Removal Contract shall include, without limitation, pre-commencement of work waivers of mechanics liens by ESI, and requirements that ESI secure performance bonds that guaranty the completion of the Removal Contract and that provide for the bonding off within [48] hours of any mechanics liens filed by subcontractor of ESI on any of the properties of HSC, ENI or Connecticut Natural Gas. No modifications shall be made to the draft Removal Contract that would materially impact HSC, ENI or Connecticut Natural Gas without the written


   approval of HSC.

               (d) Partnership shall no later than the Transfer Date deposit $3.4 million into an escrow account to be managed by Shawmut Bank, N.A., pursuant to an Escrow Agreement substantially in the form of Exhibit K hereto, to provide for the funding of the Removal Contract. No funds shall be released from the escrow account to the Partnership until the Removal Contract has been fully performed.

               SECTION 7.05. ACTIONS RELATING TO REMOVAL CONTRACT. Substantially simultaneously with the execution and delivery of the Removal Contract and Escrow Agreement, Partnership shall execute and deliver a conditional assignment agreement substantially in the form attached hereto as Exhibit I (the "Assignment Agreement").


                                   ARTICLE VIII

                                   Miscellaneous
                                   -------------

               SECTION 8.01. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

               SECTION 8.02. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               SECTION 8.03. AMENDMENTS. This Agreement may not be amended, supplemented or otherwise modified, and no provision of this Agreement may be waived, except by a written instrument signed by each of the parties hereto.

               SECTION 8.04. ASSIGNMENTS. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and its successors and assigns, except that no party may assign or transfer any of its rights or obligations under this Agreement.

               SECTION 8.05. SURVIVAL. Notwithstanding any provision of any Relevant Document to the contrary, none of the representations, warranties, indemnities or other provisions of any Relevant Document nor the obligations of any party thereunder shall survive the consummation of the transactions contemplated by this Agreement.

               SECTION 8.06. SURVIVAL AND NONINTEGRATION. The parties hereto agree that this Agreement, the Bill of Sale from Partnership to HSC, the Note, the Mortgage and the Assignment Agreement, all of even date herewith, were executed with the intent that they be and remain effective after and are not integrated in the Release, and the obligations under each such document shall be unaffected by such Release.

               SECTION 8.07. TERMINATION OF THIS AGREEMENT. This Agreement shall terminate automatically if the Closing is not effected by September 30, 1995, except that the provisions of Sections 6.03(b) and 7.02(b) shall survive the termination of this Agreement.

               SECTION 8.08.  NOTE AND MORTGAGE.  Immediately after the Note has been paid in full or otherwise satisfied or discharged, the terms and provisions of the Release shall thereafter apply to all rights and obligations the parties had or may have had under the Note and Mortgage as


   if such rights and obligations were expressly mentioned in such Release. The parties hereto agree to prepare and file with the appropriate jurisdictions any necessary forms to effect the termination of the Mortgage.

               SECTION 8.09. CONFIDENTIALITY. Each of the parties hereto agrees not to disclose to any third person and to keep confidential, and to cause and instruct each of its Affiliates, officers, directors, employees and representatives not to disclose to any third person and to keep confidential, any and all information obtained by it relating to Partnership, any of its Affiliates or the Project; PROVIDED, HOWEVER, that any information may be disclosed (i) to the extent required by applicable laws and regulations or by any subpoena or similar legal process so long as Partnership is given written notice at least three business days prior to such disclosure or (ii) to the extent Partnership shall have consented in writing prior to any such disclosure, including, without limitation, with respect to the submission or disclosure of this Agreement or any of its terms to any governmental authority in connection with HSC's, ENI's and Connecticut Natural Gas' obligations hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       THE HARTFORD STEAM COMPANY,

   Janice I. White               by Donald H. Ludington
   -------------------------     -----------------------------------
                                          Name:  Donald H. Ludington
                                          Title:  Exec V P
   Barbara Sarantonio
   -------------------------


                                       ENERGY NETWORKS, INC.,

   Janice I. White               by Donald H. Ludington
   -------------------------     -----------------------------------
                                          Name:  Donald H. Ludington
                                          Title:  Exec V P
   Barbara Sarantonio
   -------------------------


                                       CONNECTICUT NATURAL GAS CORPORATION,

   Janice I. White               by James P. Bolduc
   -------------------------     -----------------------------------
                                          Name:  James P. Bolduc
                                          Title:  Senior Vice President -
                                                   Financial Services and
                                                   CFO
   Barbara Sarantonio
   -------------------------

                                       HARTFORD COGENERATION LIMITED
   PARTNERSHIP,

                                       by: HACOGEN CORPORATION,
                                           its general partner

   Janice I. White                     by A. Ketheech Aran
   -------------------------           -------------------------------
                                          Name:  A. Ketheech Aran
                                          Title:  Vice President
   Barbara Sarantonio
   -------------------------